Exhibit 99.1

Contact: Michael Mitchell

The Medicines Company

973-290-6000

investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY APPOINTS JOHN C. KELLY TO BOARD OF DIRECTORS

PARSIPPANY, NJ — April 28, 2011 — The Medicines Company (NASDAQ: MDCO) today announced the appointment of John C. Kelly to the Company’s Board of Directors and Audit Committee of the Board.  Mr. Kelly has more than 40 years of experience in accounting and finance, as well as a background in healthcare.  He recently retired after serving as Vice President and Controller of Wyeth.  Mr. Kelly also serves on the Boards of C.R. Bard and Horizon Blue Cross and Blue Shield of New Jersey.

Mr. Kelly stated, “The Medicines Company’s expert focus on acute and intensive care in hospitals is particularly exciting.  Throughout my experience, I have observed that innovation in this area of healthcare can make a substantial difference.”

From October 2009 to February 2010, Mr. Kelly served as senior vice president, finance of Pfizer Inc.  From June 2002 to March 2008, Mr. Kelly held several senior positions at Wyeth, including most recently, vice president and controller.  Prior to joining Wyeth, where he handled a wide range of assignments in finance, he spent more than 35 years in public accounting at Arthur Andersen in various leadership capacities, including as the partner in charge of audit and business consulting practices in the New York metropolitan area.  Mr. Kelly is currently a director of C.R. Bard, Inc., a medical device company, and Horizon Blue Cross Blue Shield of New Jersey.  He is a certified public accountant and was an elected member of the Council of the American Institute of Certified Public Accountants.  Mr. Kelly earned both his B.S. in business administration and M.B.A. in international finance from Seton Hall University.

About The Medicines Company

The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company’s website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including the Company’s preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially

The Medicines Company	8 Sylvan Way Parsippany, New Jersey 07054	Tel: (973)290-6000 Fax: (973)656-9898

different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the Company’s ability to develop its global operations and penetrate foreign markets, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, whether the Company is able to obtain or maintain patent protection for the intellectual property relating to the Company’s products; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K filed on March 15, 2011, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.